UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2009

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Barry D. Russell, who served as Ferro’s Operating Vice President, Electronic Material Systems since 2006, left the employment of the Company on August 15, 2009. In connection with Mr. Russell's departure, the Company and Mr. Russell have entered into a Separation Agreement and Release (the "Separation Agreement") dated September 23, 2009. The Separation Agreement is subject to a statutory seven-day revocation period from the date it was signed by Mr. Russell.

Under the Separation Agreement, during the period beginning August 16, 2009 and ending February 15, 2011, or the date on which Mr. Russell begins employment with another employer, Ferro will pay Mr. Russell as severance his current base salary of approximately $13,542 per twice-monthly pay period and will continue to provide Mr. Russell coverage under Ferro’s employee health plans. In lieu of providing Mr. Russell with outplacement services, Ferro will provide Mr. Russell a cash payment of $8,000, less applicable taxes, deductions, and withholdings.

Mr. Russell will not be entitled to any bonus for the year 2009. Mr. Russell will be entitled to exercise any stock options that have vested as of the date his employment terminated provided he carries out such exercise no later than November 15, 2009. After this date, Mr. Russell will not be entitled to exercise any further Ferro stock options. And, Mr. Russell will not be eligible for any further distributions or payments with respect to Performance Share Awards and Restricted Shares awarded him under Ferro’s 2006 Long-Term Incentive Compensation Plan.

In the Separation Agreement, Mr. Russell has agreed to certain non-competition, non-disclosure, and non-disparagement covenants. Mr. Russell will continue to be entitled to indemnification as provided in the Company’s Code of Regulations. In addition, Mr. Russell releases Ferro and its employees, officers, directors, parents, subsidiaries, affiliates, agents, representatives, successors, and assigns from any and all claims, demands, actions, causes of action, suits, damages, losses, costs, attorneys’ fees, and/or expenses, known or unknown, which Mr. Russell has or may claim to have against any of the foregoing arising out of his employment or as a result of the termination of his employment with Ferro.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Separation Agreement and Release between Ferro Corporation and Barry D. Russell.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

September 28, 2009	By:	Mark H. Duesenberg

Name: Mark H. Duesenberg
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and Release between Ferro Corporation and Barry D. Russell